Exhibit 99.1
Contacts:
David Wonderling                                                 Melissa Maughan
Motient                                                        Hill and Knowlton
703.176.6375                                                        202.944.5138
David.Wonderling@motient.com                        mmaughan@hillandknowlton.com

TMI COMMUNICATIONS AND MOTIENT CORPORATION ANNOUNCE
PLANS TO FORM NEW MOBILE SATELLITE VENTURE

North America's Leading Operators of Mobile Satellite Networks
To Merge Satellite Operations

RESTON, VA. and OTTAWA, ON. -- January 16, 2000-- Motient Corporation
(NASDAQ: MTNT) and TMI Communications and Company, L.P. today announced the signing of a definitive agreement, subject to certain conditions, to merge Motient Satellite Ventures with TMI to serve customers all over the North American Continent. Last summer Motient announced the formation of Motient Satellite Ventures in partnership with three of the nation's leading private equity investors, Columbia Capital, Spectrum Equity Investors, and Telcom Ventures, LLC.

Following regulatory approvals, the partnership will bring about a complete merger of the two companies' mobile satellite operations, along with US$50 million of new investment from the financial partners in Motient Satellite Ventures, increasing their aggregate ownership from 20 percent to 40 percent.

The newly formed company, called Mobile Satellite Ventures (MSV), will bring together the technology and the resources required to create the next generation of mobile satellite services in North America. The new satellite system will use a highly innovative and spectrum efficient combination of spot beam satellites and fill-in terrestrial base stations.

"As pioneers in the mobile satellite business, we are convinced that a satellite-only system is ideal for rural and remote areas, and with terrestrial enhancements can also be affordable and competitive in urban communities," said Gary M. Parsons, chairman of Motient. "The techniques employed by the proposed system represent a breakthrough in satellite-terrestrial spectrum management, and hold substantial promise for the development of a viable mass market for mobile satellite services."
                                    - MORE -

 "This joint venture between North America's two leading mobile satellite operators will benefit everyone," said Larry Boisvert, president and CEO of TMI Communications. "By consolidating our operations and our expertise, the company formed by this union can operate profitably, provide better customer service, and develop exciting new applications and services in the years to come."

Services to the two companies existing customers will operate normally and will seamlessly be integrated into the new company's operations. Once regulatory approvals are secured, TMI and Motient will consolidate certain of their operating facilities to maximize the operating efficiencies the merger provides.

About TMI Communications
TMI Communications & Company, L.P. (www.tmisolutions.com) is a leading North American developer and supplier of mobile satellite communications services, delivering a full portfolio of wireless digital data, voice, fax and dispatch radio applications from the powerful MSAT-1 satellite. Headquartered in Ottawa, Ontario, TMI Communications is a member of the BCE Media group and a wholly owned subsidiary of BCE Inc., one of the world's premier telecommunications companies.

About Motient
Motient (www.motient.com) owns and operates an integrated terrestrial/satellite network and provides a wide range of two-way mobile and Internet communications services principally to business-to-business customers and enterprises. The company provides eLinkSM two-way wireless email service to customers accessing email through corporate servers, Internet Service Provider (ISP) and Mail Service Provider (MSP) accounts, and paging network suppliers. Motient serves a variety of markets including mobile professionals, telemetry, transportation, field service, and nationwide voice dispatch offering coverage to all 50 states, Puerto Rico, the U.S. Virgin Islands, and hundreds of miles of U. S. coastal waters.
                                      # # #

Factors that could cause actual results to differ materially from those in the forward-looking statements in this news release are described in Motient Corporation's registration statement on Form S-3 (File No. 333-42104) and in Motient's annual report on Form 10-K for the year ended December 31, 1999 and its other periodic filings and reports with the Securities and Exchange Commission. Copies of such reports and filings are available upon request from Motient Corporation's Investor Relations Department.


Motient Corporation will hold a conference call at 10:00 AM (EST) today to provide a briefing and answer questions about the Motient and TMI press release issued this morning. The following information is required to access the call.

                             Conference call number
                                  800 289-0437
                                   Access Code
                                     466094
                               Replay call number
                                  888 203-1112